Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Amerant Bancorp Inc. of our report dated March 4, 2022, relating to the consolidated financial statements of Amerant Bancorp Inc., appearing in the Annual Report on Form 10-K of Amerant Bancorp Inc. for the year ended December 31, 2021.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ RSM US LLP

Miami, Florida

May 4, 2022